Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of February 23, 2021 by and among A-Star, a Cayman Islands limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), one, a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below))) (“Acquiror”), and MarkForged, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,375,000 Acquiror Class B Ordinary Shares and 3,150,000 Acquiror Private Placement Warrants in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, Caspian Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1     Binding Effect of Merger Agreement. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 7.4 (No Solicitation by Acquiror), 8.5 (Cooperation; Consultation) and 11.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Merger Agreement with respect to such provisions. The Sponsor HoldCo hereby consents to Acquiror’s entry into the Merger Agreement and the Ancillary Agreements.

Section 1.2     No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Acquiror Ordinary Shares or Acquiror Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Ordinary Shares or Acquiror Warrants owned by such Sponsor (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between such Sponsor and any Affiliate of such Sponsor or Transfers among Sponsors and their respective Affiliates, so long as, prior to and as a condition to the effectiveness of any such Transfer to an Affiliate, such Affiliate executes and delivers to Acquiror a joinder to this Agreement in the form attached hereto as Annex A.

Section 1.3     New Shares. In the event that (a) any Acquiror Ordinary Shares, Acquiror Warrants or other equity securities of Acquiror are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Acquiror Ordinary Shares or Acquiror Warrants of, on or affecting the Acquiror Ordinary Shares or Acquiror Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any Acquiror Ordinary Shares, Acquiror Warrants or other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any Acquiror Ordinary Shares or other equity securities of Acquiror after the date of this Sponsor Agreement (such Acquiror Ordinary Shares, Acquiror Warrants or other equity securities of Acquiror, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Acquiror Ordinary Shares or Acquiror Warrants owned by such Sponsor as of the date hereof.

Section 1.4     Closing Date Deliverables. On the Closing Date, each of the Sponsors shall deliver to Acquiror and the Company a duly executed copy of that certain Registration Rights Agreement, by and among Acquiror, the Company, Sponsor Holdco, certain of the Company’s stockholders or their respective Affiliates, as applicable, and the other holders party thereto, in substantially the form attached as Exhibit C to the Merger Agreement.

Section 1.5     Sponsor Support Agreements. (a)  At any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, each Sponsor shall (a) appear at each such meeting or otherwise cause all of its Acquiror Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Acquiror Ordinary Shares (i) in favor of each Transaction Proposal, (ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals) and (iii) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or Merger Sub under the Merger Agreement, or (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled.

(b)            Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of August 17, 2020, by and among the Sponsors and Acquiror (the “Sponsor Letter Agreement”), including without limitation the obligations of the Sponsors pursuant to Section 3 therein to not redeem any Acquiror Ordinary Shares owned by such Sponsor in connection with the transactions contemplated by the Merger Agreement.

(c)            During the period commencing on the date hereof and ending at the Expiration Time, each Sponsor shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Sponsor Letter Agreement.

Section 1.6     Irrevocable Proxy. Subject to the last sentence of this Section 1.6, and solely in the event of a failure by a Sponsor to act in accordance with such Sponsor’s obligations as to voting pursuant to Section 1.5 hereof prior to the termination of this Agreement and after being requested by the Acquiror, and such Sponsor fails to vote or consent for a period of three days after such request, such Sponsor hereby grants a proxy appointing the Company as such Sponsor’s attorney-in-fact and proxy, with full power of substitution, for and in such Sponsor’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.5 above as the Company or its proxy or substitute shall deem proper with respect to all of its Acquiror Ordinary Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Sponsor Agreement.

Section 1.7     Additional Agreements.

(a)            Waiver of Anti-dilution Protection. Each Sponsor hereby irrevocably (a) waives, subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by law and the Amended and Restated Memorandum and Articles of Association of Acquiror, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the Acquiror Class B Ordinary Shares convert into Acquiror Class A Ordinary Shares, solely in connection with the transactions contemplated by the Merger Agreement.

(b)            Corporate Opportunities. To the fullest extent permitted by applicable law, Acquiror, which will file a name change and appoint directors pursuant to the Merger Agreement in connection with the Closing (as of the Closing, the “Corporation”), on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Corporation and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to the Sponsor Holdco or any of its Affiliates or any of its or their agents, shareholders, members, partners, directors, officers, employees, Affiliates or Subsidiaries (other than the Corporation and its Subsidiaries), including any director, board observer or officer of the Corporation who is also an agent, shareholder, member, partner, director, officer, employee, Affiliate or Subsidiary of the Sponsor Holdco (each, a “Business Opportunities Exempt Party”), even if the business opportunity is one that the Corporation or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Business Opportunities Exempt Party shall have any duty to communicate or offer any such business opportunity to the Corporation or be liable to the Corporation or any of its Subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director, board observer or officer or controlling stockholder or otherwise, and the Corporation shall indemnify each Business Opportunities Exempt Party against any claim that such Person is liable to the Corporation or its stockholders for breach of any fiduciary duty, by reason of the fact that such Person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another Person or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Corporation or its Subsidiaries, unless, in the case of a Person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation.

Section 1.8     Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.9     No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1     Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a)            Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b)            Ownership. Such Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of such Sponsor’s Acquiror Ordinary Shares and Acquiror Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Acquiror Ordinary Shares or Acquiror Warrants (other than transfer restrictions under the Securities Act)) affecting any such Acquiror Ordinary Shares or Acquiror Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Acquiror Governing Documents, (iii) the Merger Agreement, (iv) the Sponsor Letter Agreement or (v) any applicable securities Laws. Such Sponsor’s Acquiror Ordinary Shares and Acquiror Warrants are the only equity securities in Acquiror owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of such Sponsor’s Acquiror Ordinary Shares or Acquiror Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Acquiror Ordinary Shares or Acquiror Warrants, except as provided hereunder and under the Sponsor Letter Agreement. Other than the Acquiror Warrants, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)            No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s Acquiror Ordinary Shares or Acquiror Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d)            Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e)            Brokerage Fees. Except as described on Section 5.15 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f)            Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any anyone related by blood, marriage or adoption to such Sponsor or, to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror or its Subsidiaries.

(g)            Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

(h)            No Other Representations or Warranties. Except for the representations and warranties made by the Sponsors in this Article II, no Sponsor nor any other Person makes any express or implied representation or warranty to Acquiror or the Company in connection with this Agreement or the transactions contemplated by this Agreement, and each Sponsor expressly disclaims any such other representations or warranties.

ARTICLE III
EARNOUT

Section 3.1     Sponsor Holdco Earnout Shares. The Sponsor Holdco agrees that, in connection with the Merger and the transactions contemplated thereby, 2,610,000 of the 5,220,000 shares of Domesticated Acquiror Common Stock held by it as a result of the conversion of Acquiror Class B Ordinary Shares into Domesticated Acquiror Common Stock in connection with the Domestication (the “Sponsor Holdco Earnout Shares”), shall, concurrently with the Closing, have the Legend (as defined below) affixed to them and be held subject to the terms and conditions of this Article III.

Section 3.2     Legend. The books and records of Acquiror evidencing the Sponsor Holdco Earnout Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF FEBRUARY 23, 2021, BY AND AMONG ONE AND THE OTHER PARTIES THERETO.

Section 3.3     Procedures Applicable to the Sponsor Holdco Earnout Shares.

(a)            As soon as practicable, and in any event within five (5) Business Days after the occurrence of a Sponsor Earnout Triggering Event (as defined below), Acquiror shall remove, or cause to be removed, the Legend from the books and records of Acquiror evidencing the Sponsor Holdco Earnout Shares with respect to which a Sponsor Earnout Triggering Event has occurred, and such shares shall no longer be subject to any of the terms of this Article III (any such removal of a Legend and other restrictions, a “Release”).

(b)            The Sponsor Holdco shall not Transfer any Sponsor Holdco Earnout Shares until the later of (i) the date on which the relevant vesting triggers have been satisfied as described in Section 3.4 below and the Legend on such shares has been removed from such shares and (ii) the date on which the Sponsor Holdco Earnout Shares are no longer subject to the transfer restrictions set forth in the Lock-Up Agreement (other than in connection with Transfers permitted thereunder).

(c)            Any Sponsor Holdco Earnout Shares not eligible for Release in accordance with the terms of Section 3.4 on or before the fifth (5th) anniversary of the Closing Date (the “Earnout Lockup Period”) shall immediately thereafter be forfeited to Acquiror and canceled and Sponsor Holdco shall not have any rights with respect thereto (the “Forfeiture”).

Section 3.4     Release of Sponsor Holdco Earnout Shares. The Sponsor Holdco Earnout Shares shall be Released as follows (each such event, a “Sponsor Earnout Triggering Event”):

(a)            fifty percent (50%) of the Sponsor Holdco Earnout Shares will be Released (and the restrictions contained in this Article III shall no longer apply to such shares) if the volume-weighted average trading sale price of one share of Domesticated Acquiror Common Stock quoted on the NYSE (or the exchange on which the shares of Domesticated Acquiror Common Stock are then listed) equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading-Day period commencing after the Closing Date; and

(b)            fifty percent (50%) of the Sponsor Holdco Earnout Shares will be Released (and the restrictions contained in this Article III shall no longer apply to such shares) if the volume-weighted average trading sale price of one share of Domesticated Acquiror Common Stock quoted on the NYSE (or the exchange on which the shares of Domesticated Acquiror Common Stock are then listed) equals or exceeds $15.00 for any twenty (20) Trading Days within any thirty (30) consecutive Trading-Day period commencing after the Closing Date.

Section 3.5     Release Upon Change of Control. If, during the Earnout Lockup Period, a Change of Control occurs, then immediately prior to the consummation of such Change of Control, Acquiror shall Release or cause to be Released all of the Sponsor Holdco Earnout Shares.

Section 3.6     Release upon Liquidation and Other Events. If, during the Earnout Lockup Period, (i) any liquidation, dissolution or winding up of Acquiror is initiated, (ii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against Acquiror or (iii) Acquiror makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or a substantial part of its assets or properties, any Sponsor Holdco Earnout Shares not previously Released pursuant to this Article III shall be Released or caused to be Released to Sponsor Holdco.

Section 3.7     Equitable Adjustments. The Sponsor Earnout Triggering Event price targets set forth above, and the number of Sponsor Holdco Earnout Shares Released in each event, as provided in this Article III, shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Domesticated Acquiror Common Stock occurring on or after the Closing (other than the conversion of the Acquiror Class B Ordinary Shares into Domesticated Acquiror Common Stock at the Closing).

Section 3.8     Application of Article III. For the avoidance of doubt, nothing in this Article III shall be deemed to affect any shares of Domesticated Acquiror Common Stock owned of record or beneficially by any of the Sponsors other than the Sponsor Holdco Earnout Shares, and all rights and obligations of the Sponsors with respect to all shares of Domesticated Acquiror Common Stock owned by them, other than the Sponsor Holdco Earnout Shares, will remain intact.

ARTICLE IV
MISCELLANEOUS

Section 4.1     Termination. This Sponsor Agreement and the applicable provisions set forth herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with Section 10 thereof, (b) the Expiration Time (with regard to the provisions set forth in Article I and Article II hereof, other than Section 1.7(b)), and (c) the written agreement of Sponsor Holdco, Acquiror, and the Company to terminate this Sponsor Agreement. In the event that the Effective Time occurs, the provisions of Article III hereof shall remain in full force and effect until and through the Forfeiture, and Section 1.7(b) shall survive the Effective Time in accordance with its terms. Upon the termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article IV shall survive the termination of this Agreement.

Section 4.2     Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.3     CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a)  THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 4.8.

(b)            WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

Section 4.4     Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

Section 4.5     Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 4.6     Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor Holdco.

Section 4.7     Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.8     Disclosure. Each Sponsor hereby authorizes Acquiror and the Company to publish and disclose in any announcement or disclosure required by the SEC the Sponsor’s identity and ownership of the Acquiror Ordinary Shares and the nature of the Sponsor’s obligations under this Sponsor Agreement.

Section 4.9     Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

one
16 Funston Avenue, Suite A
San Francisco, California 94129
Attention:	Troy B. Steckenrider III, Chief Financial Officer
Email:	legal@a-star.co

with a copy to (which will not constitute notice):

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention:	Stephen Fraidin
Andrew Alin
Niral Shah
Email:	stephen.fraidin@cwt.com
andrew.alin@cwt.com
niral.shah@cwt.com

If to the Company:

MarkForged, Inc.

480 Pleasant Street
Watertown, Massachusetts 02472
Attention:	Stephen Karp, General Counsel
Email: Stephen.Karp@markforged.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention:	Kenneth J. Gordon
Michael J. Minahan
Michael R. Patrone
Email:	kgordon@goodwinlaw.com
mminahan@goodwinlaw.com
mpatrone@goodwinlaw.com

If to a Sponsor, to such Sponsor, c/o:

A-Star
16 Funston Avenue, Suite A
San Francisco, California 94129
Attention:	Troy B. Steckenrider III
Email:	legal@a-star.co

with a copy to (which will not constitute notice):

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention:	Stephen Fraidin
Andrew Alin
Niral Shah
Email:	stephen.fraidin@cwt.com
andrew.alin@cwt.com
niral.shah@cwt.com

Section 4.10     Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.11     Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 4.12     Fiduciary Duties. Notwithstanding anything in this Sponsor Agreement to the contrary, (a) each Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Acquiror Class B Ordinary Shares and (b) nothing herein will be construed to limit or affect any action or inaction by any Sponsor in its capacity as a member of the board of directors (or other similar governing body) of Acquiror or any of its Affiliates or as an officer, employee or fiduciary of Acquiror or any of its Affiliates, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of Acquiror or such Affiliate.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Acquiror, and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSORS:

A-STAR

By:	/s/ Troy B. Steckenrider III
Name: Troy B. Steckenrider III
Title: Manager

/s/ Troy B. Steckenrider III
Name: Troy B. Steckenrider III

/s/ Kevin E. Hartz
Name: Kevin E. Hartz

/s/ Gautam Gupta
Name: Gautam Gupta

/s/ Eugene Lipkin
Name: Eugene Lipkin

/s/ Laura de Petra
Name: Laura de Petra

/s/ Pierre Lamond
Name: Pierre Lamond

/s/ Michelle Gill
Name: Michelle Gill

/s/ Lachy Groom
Name: Lachy Groom

/s/ Catherine Spear
Name: Catherine Spear

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

ONE

By:	/s/ Kevin E. Hartz
Name: Kevin E. Hartz
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

MARKFORGED, INC.

By:	/s/ Shai Terem
Name: Shai Terem
Title: President and Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Acquiror Common Shares and Acquiror Warrants

Sponsor	Acquiror Common Shares		Acquiror Warrants
A-Star	5,220,000		3,150,000
Kevin E. Hartz	—	(1)	—	(1)
Eugene Lipkin	—	(1)	—	(1)
Troy B. Steckenrider III	—	(1)	—	(1)
Gautam Gupta	25,000	(1)	—	(1)
Laura de Petra	25,000		—
Pierre Lamond	30,000		—
Michelle Gill	25,000		—
Lachy Groom	25,000		—
Trina Spear	25,000		—

(1)	Messrs. Hartz, Lipkin, Steckenrider and Gupta may be deemed to beneficially own securities held by A-Star by virtue of their shared control over A-Star. Each of Messrs. Hartz, Lipkin, Steckenrider and Gupta disclaims beneficial ownership of securities held by A-Star.

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

1.	Letter Agreement, dated August 17, 2020, among one, A-Star, Eugene Miles Lipkin, Troy Bennet Steckenrider III, Pierre Lamond, Michelle Gill, Lachy Groom, Gauta Gupta and Catherine Spear.
2.	Registration and Shareholder Rights Agreement, dated August 17, 2020, among one, A-Star, Eugene Miles Lipkin, Troy Bennet Steckenrider III, Pierre Lamond, Michelle Gill, Lachy Groom, Gauta Gupta and Catherine Spear.
3.	Administrative Services Agreement, dated August 17, 2020, between Acquiror and A-Star.
4.	Private Placement Warrants Purchase Agreement, dated August 17, 2020, between Acquiror and A-Star.

[Schedule II to Sponsor Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Sponsor Support Agreement, dated as of [●], 2021 (as amended, supplemented or otherwise modified from time to time, the “Sponsor Agreement”), by and among one, a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation), MarkForged, Inc., a Delaware corporation, and the Sponsors set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Sponsor” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Sponsor as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●], 2021

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Sponsor Support Agreement]